UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 16, 2024

Premier, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36092	35-2477140
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13034 Ballantyne Corporate Place

Charlotte, NC 28277

(Address of principal executive offices) (Zip Code)

(704) 357-0022

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.01 Par Value	PINC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

Premier, Inc. (the “Company”) has previously reported the filing of a shareholder derivative complaint in the Delaware Court of Chancery (the “Court”), captioned City of Warren General Employees’ Retirement System v. Alkire, et al., C.A. No. 2022-0207-JTL (the “Derivative Action”). The Derivative Action was brought by a stockholder of the Company asserting claims on behalf of and for the benefit of the Company against the Company’s current and former Chief Executive Officers and current and certain former directors (the “Defendants”).

On February 16, 2024, the parties to the Derivative Action entered into a Stipulation and Agreement of Compromise, Settlement and Release (the “Stipulation”) to resolve the Derivative Action and submitted the Stipulation to the Court for its approval. If the Court approves the proposed settlement, the Defendants, in consideration for the full and final release, settlement and discharge of all “Released Claims” (as defined in the Stipulation), will cause a cash payment of $71,000,000.00 (the “Cash Settlement Amount”) to be paid to the Company by the Company’s directors’ and officers’ insurance carriers (the “Insurance Carriers”), who have committed to fund the entire Cash Settlement Amount within 15 business days after entry of a final judgment approving the settlement. Plaintiff’s counsel intends to submit to the Court a request for an award of attorneys’ fees and expenses to be paid to Plaintiff’s counsel from the Cash Settlement Amount (the “Fee and Expenses Award”). Because the Derivative Action was brought on behalf of and for the benefit of the Company, stockholders will not receive a direct payment of the Cash Settlement Amount but will indirectly benefit from the Cash Settlement Amount being paid by the Insurance Carriers to the Company (less any Fee and Expenses Award).

On March 6, 2024, the Court scheduled a hearing for June 25, 2024, at 11:00 a.m., to consider, among other things, whether to approve the proposed settlement and Plaintiff’s counsel’s request for a Fee and Expenses Award.

Additional information concerning the terms of the settlement, the June 25, 2024 hearing, and the requirements for making any objections to the settlement, can be found in the Stipulation and in the Notice of Pendency and Proposed Settlement of Derivative Action (the “Notice”), which are attached hereto as Exhibits 99.1 and 99.2 and incorporated herein by reference and are also available on the Company’s website at https://investors.premierinc.com/events-and-reports/derivative-lawsuit/default.aspx. As required by the Court’s order, the Company is filing this report concurrently with distribution of the Stipulation and the Notice to Company stockholders solely to disclose the proposed settlement.

The information discussed in this Item 7.01 of this report, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Stipulation and Agreement of Compromise, Settlement and Release

99.2	Notice of Pendency and Proposed Settlement of Derivative Action

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier, Inc.

	By:	/s/ Michael J. Alkire
	Name:	Michael J. Alkire
	Title:	President and Chief Executive Officer
Date: April 16, 2024